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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-49422 and 33-49526) of the CONMED Corporation of our report dated January 23, 1998 with respect to the Linvatec Business Unit appearing on page 3 of CONMED Corporation's Current Report on Form 8-K/A dated February 17, 1998.


PRICE WATERHOUSE LLP

Syracuse, New York
February 17, 1998